EXHIBIT 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-30095, 33-60402, and 33-44903) of our report, dated January 29,
1999, with respect to the financial statements of First Busey Corporation and Subsidiaries, appearing in this Annual Report on Form 10-K for the year ended December 31, 1998.


//McGladrey & Pullen, LLP//

Champaign, Illinois
March 23, 1999